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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated October 24, 1996, accompanying the consolidated financial statements incorporated by reference in the Annual Report of First Independence Corporation and Subsidiary on Form 10-KSB for the year ended September 30, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Independence Corporation on Form S-8 (File No. 33-58095, effective March 13, 1995 and File No. 33-75404, effective February 16, 1994).

GRANT THORNTON LLP

/s/ Grant Thornton LLP
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Wichita, Kansas
December 24, 1996